UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2012

SeaBright Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34204	56-2393241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 4th Avenue, Suite 2600

Seattle, Washington 98101

(Address of Principal executive offices, including Zip Code)

206-269-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Merger Agreement

On August 27, 2012, SeaBright Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Enstar Group Limited, a Bermuda exempted company (“Parent”), and AML Acquisition, Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Merger Agreement has been approved unanimously by the Board of Directors of the Company.

At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares held in the Company’s treasury or owned by stockholders of the Company who properly exercise appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive $11.11 in cash (the “Merger Consideration”), without interest. In addition, immediately prior to the effective time of the Merger, all remaining forfeiture restrictions applicable to restricted shares of Company common stock will expire and the holders thereof will be entitled to receive the Merger Consideration with respect to each such share. All outstanding stock options to purchase shares of Company common stock shall become fully vested immediately prior to the effective time of the Merger and holders thereof will be entitled to receive the Merger Consideration less the exercise price per share with respect to each share of Company common stock subject to the option. All outstanding restricted stock units will become fully vested immediately prior to the effective time of the Merger and holders thereof will be entitled to receive the Merger Consideration with respect to each such unit.

Consummation of the Merger is subject to customary conditions, including (i) the adoption of the Merger Agreement by the Company’s stockholders, (ii) receipt of required antitrust and other regulatory approvals, (iii) the accuracy of the representations and warranties of the parties (subject to materiality qualifications), (iv) the absence of any legal restrictions on the consummation of the Merger, (v) the absence of any material adverse effect and (vi) material compliance by the parties with their respective covenants and agreements under the Merger Agreement. The Merger is not subject to any financing condition.

The Merger Agreement contains customary representations and warranties of the Company, Parent and Merger Sub. The Merger Agreement also contains customary covenants and agreements, including with respect to the operation of the business of the Company and its subsidiaries between signing and closing, governmental filings and approvals, public disclosures and similar matters. In addition, the Company has agreed not to (i) solicit proposals relating to alternative business combination transactions and (ii) subject to certain exceptions, enter into discussions, or enter into any agreement concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

The Merger Agreement provides for certain termination rights of each of Parent and the Company, including the Company’s right to terminate the Merger Agreement under certain circumstances to enter into a definitive agreement providing for a “Superior Proposal.” In addition, the Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, including by Parent if the Company’s Board of Directors makes an “Adverse Recommendation Change” or by the Company if the Company enters into a definitive agreement providing for a “Superior Proposal,” the Company may be required to pay Parent a termination fee of $7.5 million, which is approximately 3% of the aggregate consideration to be paid in the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

The representations, warranties and covenants of the parties contained in the Merger Agreement have been made solely for the benefit of such parties. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made by the parties to each other in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties and the Merger that is or will be contained in, or incorporated by reference into, the proxy statement that the Company will file in connection with the Merger, and the other documents that the parties will file, with the Securities and Exchange Commission (“SEC”).

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file a proxy statement with the SEC. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO.

Investors and stockholders may obtain free copies of the proxy statement and other documents filed by the Company (when available), at the SEC’s Web site at www.sec.gov or in the Investor Relations section of the Company’s Web site at www.sbxhi.com. The proxy statement and such other documents may also be obtained, when available, for free from the Company by directing such request to SeaBright Holdings, Inc., Attn: Investor Relations, 1501 4th Avenue, Suite 2600, Seattle, Washington 98101, Telephone (206) 269-8500.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information concerning the interests of those persons is set forth in the Company’s proxy statement relating to the 2012 annual stockholder meeting and annual report on Form 10-K for the fiscal year ended December 31, 2011, both filed with the SEC, and will also be set forth in the proxy statement relating to the transaction when it becomes available.

Item 8.01. Other Events.

We issued a joint press release with Parent on August 27, 2012 in which we announced that we had entered into the merger agreement. A copy of the press release is attached as an exhibit to this report and is incorporated herein by reference.

On August 27, 2012, we also distributed a set of frequently asked questions concerning the merger to our employees, a copy of which is attached as an exhibit to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT HOLDINGS, INC.

By: /s/ John G. Pasqualetto
Name: John G. Pasqualetto
Title: Chairman, President and Chief Executive Officer

Date: August 27, 2012

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 27, 2012, among Entrust Group Limited, AML Acquisition, Corp. and SeaBright Holdings, Inc.

99.1	Joint press release issued by Enstar Group Limited and SeaBright Holdings, Inc. on August 27, 2012.

99.2	Questions and Answers for SeaBright Employees

*	Certain of the schedules and similar attachments are not filed but SeaBright Holdings, Inc. undertakes to furnish a copy of the schedules or similar attachments to the SEC upon request.

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